SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

May 1, 2003

(Date of earliest event reported)

Commission File Number	Exact name of registrants as specified in their charters, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number
0-22164	RFS Hotel Investors, Inc. A Tennessee Corporation 850 Ridge Lake Boulevard, Suite 300 Memphis, Tennessee 38120 Telephone (901) 767-7005	62-1534743
333-84334	RFS Partnership, L.P. A Tennessee Partnership 850 Ridge Lake Boulevard, Suite 300 Memphis, Tennessee 38120 Telephone (901) 767-7005	62-1541639

This combined Form 8-K is filed separately by two registrants: RFS Hotel Investors, Inc., issuer of publicly traded common stock on the New York Stock Exchange, and RFS Partnership, L.P., issuer of public debt. Information contained herein relating to either individual registrant is filed by such registrant solely on its own behalf. Each registrant makes no representation as to information relating exclusively to the other registrant.

ITEM 9.  REGULATION FD DISCLOSURE and ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

This Current Report on Form 8-K and the earnings press release attached hereto are being furnished by the Registrants pursuant to Item 12 of Form 8-K, in accordance with SEC Release Nos. 33-8216; 34-47583, insofar as they disclose historical information regarding the Registrants’ results of operations or financial condition for the first quarter ended March 31, 2003.

On May 1, 2003, RFS Hotel Investors, Inc. (the “Company”), issued a press release regarding its earnings for the first quarter ended March 31, 2003. A copy of this release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The press release contains financial information for RFS Partnership, L.P., which is substantially similar to the standalone operations of the Company. Accordingly, this report is also being furnished on behalf of each such registrant.

In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

RFS HOTEL INVESTORS, INC.
RFS PARTNERSHIP, L.P.
Registrants

/s/ Dennis M. Craven
Dennis M. Craven, Vice President & Chief
May 1, 2003	Accounting Officer
Date	(Principal Accounting Officer)